Exhibit 10.9

FIRST AMENDMENT TO

TAX RECEIVABLE AGREEMENT (MANAGEMENT)

This First Amendment (the “Amendment”) dated as of November 2, 2011 to the Tax Receivable Agreement (Management) dated as of August 17, 2009 (the “Tax Receivable Agreement”), is by and among Emdeon, Inc., a Delaware corporation (the “Corporate Taxpayer”) and the Equity Plan Members (as defined in the Tax Receivable Agreement). Capitalized terms used herein and not defined shall have their respective meanings as defined in the Tax Receivable Agreement.

WHEREAS, the Equity Plan Members desire to sell Units to EBS Holdco I, LLC (“Holdco I”) in exchange for cash;

WHEREAS, the Corporate Taxpayer and the Equity Plan Members desire that certain tax benefits resulting from such sale of Units to Holdco I be covered under the Tax Receivable Agreement;

WHEREAS, in accordance with Section 7.6(b) of the Tax Receivable Agreement, the Corporate Taxpayer and the Equity Plan Members desire to amend the Tax Receivable Agreement;

NOW THEREFORE, the Corporate Taxpayer and each Equity Plan Member hereby agree as follows:

1. Amendment. The Tax Receivable Agreement is amended as follows:

(a) The definition of “Exchange” in the Recitals to the Tax Receivable Agreement shall include a taxable acquisition of Units by EBS Holdco I, LLC or EBS Holdco II, LLC from an Equity Plan Member for cash or shares of Beagle Parent Corp.

(b) A sale of Units by an Equity Plan Member to EBS Holdco I, LLC or EBS Holdco II, LLC in exchange for cash or shares of Beagle Parent Corp. will be treated as a taxable Exchange that results in a Basis Adjustment under the Tax Receivable Agreement.

(c) Section 7.6(b) is hereby amended to read in its entirety as follows:

“No amendment to this Agreement shall be effective against a party hereto unless such amendment is approved in writing by such party. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.”

(d) Item (5) in the definition of “Valuation Assumptions” in Article I of the Tax Receivable Agreement shall be amended to add “, Emdeon Business Services LLC and EBS in the aggregate” after the phrase “tax basis in the amortizable or depreciable assets of the Corporate Taxpayer” each time such phrase appears therein.

2. Miscellaneous. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement. Except as provided in this Amendment, the provisions of the Tax Receivable Agreement remain unchanged and in full force and effect.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

EMDEON INC.

By:	/s/ Gregory T. Stevens
Name: Gregory T. Stevens
Title: Executive Vice President, General
Counsel and Secretary

[Signature Page to First Amendment to Tax Receivable Agreement (Management)]

EQUITY PLAN MEMBERS:

/s/ Tracy L. Bahl
Name: Tracy L. Bahl

/s/ Edward Caldwell
Name: Edward Caldwell

/s/ Patrick Coughlin
Name: Patrick Coughlin

/s/ Damien Creavin
Name: Damien Creavin

/s/ Dinyar S. Devitre
Name: Dinyar S. Devitre

/s/ J. Philip Hardin
Name: J. Philip Hardin

/s/ Jim D. Kever
Name: Jim D. Kever

/s/ Sajid A. Khan
Name: Sajid A. Khan

/s/ George I. Lazenby, IV
Name: George I. Lazenby, IV

/s/ Frank J. Manzella
Name: Frank J. Manzella

/s/ Bob A. Newport, Jr.
Name: Bob A. Newport, Jr.

[Signature Page to First Amendment to Tax Receivable Agreement (Management)]

/s/ Philip M. Pead
Name: Philip M. Pead

/s/ Ben Scully
Name: Ben Scully

/s/ Ryan L. Smith
Name: Ryan L. Smith

/s/ Gregory Stevens
Name: Gregory Stevens

/s/ Gary D. Stuart
Name: Gary D. Stuart

[Signature Page to First Amendment to Tax Receivable Agreement (Management)]